EXHIBIT 99.1

                                                 P  R  E  S  S
                                                 RELEASE
[LOGO]     BARNWELL INDUSTRIES, INC.             1100 Alakea Street, Suite 2900
                                                 Honolulu, Hawaii 96813
                                                 Telephone (808) 531-8400
                                                 Fax (808) 531-7181


CONTACT:   Alexander C. Kinzler
           President and Chief Operating Officer

           Russell M. Gifford
           Executive Vice President and Chief Financial Officer

           Tel: (808) 531-8400


         BARNWELL INDUSTRIES, INC. DECLARES A THREE-FOR-ONE STOCK SPLIT
                      IN THE FORM OF A 200% STOCK DIVIDEND

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         HONOLULU, HAWAII, October 17, 2005 -- Barnwell Industries, Inc.,
(ASE-BRN) today reported that it has amended its Certificate of Incorporation after receiving shareholder consent to increase the number of authorized shares to 20,000,000 and following Board action, has declared a three-for-one stock split in the form of a 200% stock dividend. The new shares will be distributed on November 14, 2005 to all shareholders of record as of October 28, 2005. Barnwell's transfer agent, American Stock Transfer & Trust Company, will distribute the new shares.

         Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, "In light of the Company's strong financial condition and continuing strong financial performance, the Board of Directors has determined that a further split of the Company's stock is appropriate at this time. We believe that the split will also provide additional market liquidity for our shareholders."

         Except for historical information contained herein, the statements made in this release constitute forward-looking statements that involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including those risks detailed in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.